English Translation of Chinese Language Document

Exhibit 10.41

English Translation of Business License – Guanke

Business License for an Enterprise as a Legal Person
(Duplicate)

Registration No. 350500400013970

Enterprise Name:  Guanke (Fujian) Electron Technological Industry Co., Ltd

Domicile: Houlin Community, Luoshan Residential District, Jinjiang City

Legal Representative: Or, Tin Man

Registered Capital: US$11.88million

Paid-in Capital: US$11.88million

Type of Enterprise: Limited Liability Company (wholly owned by Taiwan, Hong Kong or Macau legal individual investors)

Business Scope: Manufacture digital TV set, new type flat panel displays, potable microcomputer, high-grade servers; develop and manufacture software products; manufacture Computer Aided Manufacturing (CAM) equipments, digital camcorder, digital sound reproducer equipment and digital cinema production, editing and playing equipment, high-performance camera and other digital electronic products, illumination equipment and system; conduct in whole sale and related business of digital TV set, TFT-LCD, PDP, OLED, FED FPD (including SED and etc.), portable microcomputer, high-grade servers, software products, CAM equipments, digital camcorder, digital sound reproducer equipment and digital cinema production, editing and playing equipment, high-performance camera and other digital electronic products, illumination equipment and system, (commodities above does not involve state-operated trade, import and export quote permit, export quote bid invitation, export permit and other commodities under special management) (If the business scope is subject to pre-approval by relevant government authorities, it shall be operated with competent license or certificate).

Shareholder (Sponsor): Honesty Group Holdings Limited

Term of Business: 16 January 2006 – 15 January 2056

Date of Establishment: 16 January 2006

No: 0821870

Notes

1. Business License for Enterprise as a Legal Person is the certificate for enterprise to obtain legal person qualification and legal operation.
2. Business License for Enterprise as a Legal Person has an original copy and a duplicate copy. Both have the same legal forces.
3. The original copy of business license shall be placed in a conspicuous position in the domicile of the enterprise as a legal person.
4. The business license shall not be fabricated, altered, leased, lent or transferred.
5.  To alter the business license, the enterprise as a legal person must register with the registration office and replace the business license with a new one that reflects the changes.

English Translation of Chinese Language Document

6. The registration office shall conduct annual inspection on the enterprise between March 1 and June 30 every year.
7. After the business license is revoked, no operational activities unrelated to liquidation may be conducted.
8. Return the original and duplicate copies of business license when canceling the registration.
9. When the business license is lost or damaged, the enterprise shall make a declaration of invalidation at a designated newspaper by the registration office and apply for a new one.

Status of Annual Inspection

Chop of Quanzhou Administration for Industry and Commerce 2008 annual inspection passed	Chop of Quanzhou Administration for Industry and Commerce 2009 annual inspection passed

Registration Authority: Quanzhou Administration for Industry and Commerce

26 October 2009